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                                                                    EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement (No. 333-48002, 333-47796 and 333-128283) on Form S-8 of PolyOne Corporation of our report dated February 28, 2006, with respect to the consolidated balance sheets of Oxy Vinyls, LP as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in partners' capital, and cash flows for each of the years in the three-year period ended December 31, 2005, which report appears in the December 31, 2005, annual report on Form 10-K of PolyOne Corporation.



KPMG LLP

Dallas, Texas

March 15, 2006